EXHIBIT 5.1


           [Fried, Frank, Harris, Shriver & Jacobson Letterhead]






                                                           212-859-8076
June 10, 2002                                           (FAX: 212-859-8587)

CommScope, Inc.
1100 CommScope Place, S.E.
P.O. Box 339
Hickory, North Carolina 28602

Ladies and Gentlemen:

          We have acted as special counsel for CommScope, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 (the "Form S-8"), of 3,000,000 additional shares (the "Additional Shares") of Common Stock, par value $.01 per share, of the Company. The Additional Shares may be issued by the Company under the Amended and Restated CommScope, Inc. 1997 Long-Term Incentive Plan (the "Plan") upon the exercise or grant of options, restricted stock, performance units, performance shares and phantom stock issued under the Plan to employees of the Company and its subsidiaries and non-employee directors. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

          In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others.

          Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the issuance of the Additional Shares pursuant to the Plan has been duly authorized and that such Additional Shares, when issued, paid for and delivered as authorized in accordance with the Plan, will be validly issued, fully paid and non-assessable.

          The opinions expressed herein are limited to the federal laws of the United States of America and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware (the "DGCL") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the DGCL and the Delaware Constitution. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

          We hereby consent to the filing of this opinion as an exhibit to the Form S-8 relating to the registration of the Additional Shares. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          The opinions expressed herein are solely for your benefit in connection with the Form S-8 and may not be relied on in any manner or for any purpose by any other person or entity.



                                             Very truly yours,

                                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                         By: /s/ Lois Herzeca
                                             ------------------------------
                                                 Lois Herzeca